EXHIBIT 5.1
September 25, 2007
Energy Transfer Equity, L.P.
3738 Oak Lawn Avenue
Dallas, Texas 75219
     Re: Registration Statement on Form S-3 (the “Registration Statement”)
Ladies and Gentlemen:
     We have acted as counsel for Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units representing limited partner interests in the Partnership (the “Units”).
     We have also acted as counsel for the Partnership, with respect to certain legal matters in connection with the Registration Statement relating to the offer and sale by the selling unitholders named therein from time to time, pursuant to Rule 415 under the Securities Act, of up to an aggregate of 66,625,600 common units representing limited partnership interests in the Partnership (the “Selling Unitholder Units”), to be sold by certain selling unitholders, as described in the Registration Statement.
     We have examined the Registration Statement, the relating prospectuses, the Third Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership of the Partnership (the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the general partner of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:

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September 25, 2007 Page 2
     (1) The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;
     (2) A Prospectus Supplement will have been prepared and filed with the Commission describing the Units offered thereby;
     (3) All Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and
     (4) A definitive purchase, underwriting or similar agreement with respect to any Units offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto.
     Based upon and subject to the foregoing, we are of the opinion that:
     (1) With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering thereof and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Units will be validly issued, fully paid and non-assessable.
     (2) With respect to the Selling Unitholder Units, the Selling Unitholder Units have been duly authorized and will, when sold as described in the Registration Statement, be validly issued, fully paid and nonassessable.
     The opinion expressed herein are qualified in the following respects:
     (1) We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.
     (2) We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

September 25, 2007 Page 3
     (3) This opinion is limited in all respects to federal laws, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.
     We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.